Fifth Third Bancorp Reports Second Quarter 2026 Earnings
Organic momentum and integration progress advance the earnings power of the combined company
Reported EPS of $0.83; adjusted EPS(a) of $1.02 excludes $0.19 of certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	2Q26	1Q26	2Q25
       Stability:
•Strong credit performance. Net charge-offs(b) of 30 bps in 2Q26, the lowest level since 2Q23
•Interest-bearing deposit costs decreased 2 bps sequentially to 2.13%
•Tangible common equity(a) increased 43 bps year-over-year
    Profitability:
•Net interest margin(a) expanded 6 bps sequentially
•Adjusted ROTCE(a) improved 100 bps and adjusted ROA(a) improved 9 bps year-over- year
•Disciplined expense management; adjusted efficiency ratio(a) of 57.1% improved 480 bps sequentially
    Growth:
•Delivered $2.5 billion of consumer deposits from the Comerica Southwest marketing campaign
•Newline deposits up $2.1 billion and fee revenues up 35% year-over-year
•Legacy Fifth Third consumer household growth of 3%, including 7% in the Southeast

Income Statement Data
Net income available to common shareholders	$763	$128	$591
Net interest income (U.S. GAAP)	2,215	1,934	1,495
Net interest income (FTE)(a)	2,220	1,939	1,500
Noninterest income	1,059	895	750
Noninterest expense	2,109	2,395	1,264

Per Share Data
Earnings per share, basic	$0.84	$0.16	$0.88
Earnings per share, diluted	0.83	0.15	0.88
Book value per share	35.56	35.24	28.47
Tangible book value per share(a)	23.15	22.88	20.98

Balance Sheet & Credit Quality
Average portfolio loans and leases	$177,572	$157,632	$123,071
Average deposits	231,506	209,352	163,575
Accumulated other comprehensive loss	(3,345)	(3,234)	(3,546)
Net charge-off ratio(b)	0.30%	0.37%	0.45%
Nonperforming asset ratio(c)	0.60	0.57	0.72

Financial Ratios
Return on average assets	1.08%	0.25%	1.20%
Return on average common equity	9.5	1.8	12.8
Return on average tangible common equity(a)	15.6	3.5	17.6
CET1 capital(d)	9.93	9.89	10.58
Net interest margin(a)	3.36	3.30	3.12
Efficiency(a)	64.3	84.5	56.2

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
Fifth Third's second quarter was another step toward the earnings power we committed to deliver by year-end. Our core business continues to grow, with momentum across our fee businesses, led by wealth and asset management, commercial payments, and capital markets. The results were higher returns and tangible book value per share growth. Our balance sheet is well-positioned, supporting net interest margin expansion and improved credit performance.

The Comerica integration remains on track. Systems conversion is scheduled for Labor Day weekend and is the final step to unlocking the full run-rate of our expected cost synergies. Revenue synergies are emerging across our expanded footprint. Our deposit campaigns in the Comerica Southwest markets delivered results above our internal targets, and end-of-period commercial loan growth was broad-based across legacy geographies and specialty verticals.

Our capital generation supports both reinvestment in the business and consistent returns to shareholders. Investments in deposits, payments, technology, and high-growth markets are increasingly visible in our results. We are building a Fifth Third that is not just larger, but is better and more resilient. We will continue to be guided by our operating priorities of stability, profitability, and growth – in that order.
Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 July 17, 2026

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	June	March	June
	2026	2026	2025	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$2,220	$1,939	$1,500	14%	48%
Provision for credit losses	129	227	173	(43)%	(25)%
Noninterest income	1,059	895	750	18%	41%
Noninterest expense	2,109	2,395	1,264	(12)%	67%
Income before income taxes(a)	$1,041	$212	$813	391%	28%

Taxable equivalent adjustment	$5	$5	$5	—	—
Applicable income tax expense	235	42	180	460%	31%
Net income	$801	$165	$628	385%	28%
Dividends on preferred stock	38	37	37	3%	3%
Net income available to common shareholders	$763	$128	$591	496%	29%
Earnings per share, diluted	$0.83	$0.15	$0.88	453%	(6)%

Fifth Third Bancorp (NYSE: FITB) today reported second quarter 2026 net income available to common shareholders of $763 million, or $0.83 per diluted share, compared to $128 million, or $0.15 per diluted share, in the prior quarter and $591 million, or $0.88 per diluted share, in the year-ago quarter.
The second quarter of 2026 marked an important milestone for Fifth Third, surpassing $300 billion in total assets and formally becoming a Category III institution. Fifth Third has been preparing for a Category III transition over multiple years through sustained investments in risk, capital, liquidity, and regulatory reporting and is well-positioned to meet all Category III requirements on or before required dates.

Diluted earnings per share impact of certain item(s) - 2Q26

(after-tax impact; $ in millions, except per share data)

Merger-related charges(e)[1,2]	$(155)
Securities repositioning losses(e)	(8)
Technology-related asset impairments(e)	(5)
Severance expense(e)	(5)
Interchange litigation matters(e)3	(2)

After-tax impact of certain item(s)	$(175)

Diluted earnings per share impact of certain item(s)[4]	$(0.19)

Totals may not foot due to rounding; [1]A portion of the adjustments related to merger-related expenses are not tax-deductible; [2]Pre-tax merger-related charges increased noninterest expense by $203 million; [3]Interchange litigation matters increased noninterest expense by $1 million and decreased noninterest income by $1 million; [4]Diluted earnings per share impact reflects 915.959 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	June	March	June
	2026	2026	2025	Seq	Yr/Yr
Interest Income
Interest income	$3,377	$2,977	$2,489	13%	36%
Interest expense	1,157	1,038	989	11%	17%
Net interest income (NII)	$2,220	$1,939	$1,500	14%	48%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.11%	5.07%	5.18%	4	(7)
Rate paid on interest-bearing liabilities	2.44%	2.44%	2.78%	—	(34)

Ratios
Net interest rate spread	2.67%	2.63%	2.40%	4	27
Net interest margin (NIM)	3.36%	3.30%	3.12%	6	24

Net interest income (FTE) of $2.220 billion increased 14% sequentially and 48% year-over-year. Both increases primarily reflect the addition of Comerica for a full-quarter. Organic loan production, continued fixed-rate asset repricing, and disciplined liability management also contributed to this growth. Net interest margin expanded 6 bps sequentially to 3.36% due to merger impacts, higher earning asset yields, and improved deposit pricing. Consumer deposits grew $4.6 billion as we continue to re-mix toward a more granular deposit base, which contributed to the 2 bps decrease in interest-bearing deposit costs.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2026	2026	2025	Seq	Yr/Yr
Noninterest Income
Wealth and asset management revenue	$256	$233	$166	10%	54%
Commercial payments revenue	254	218	152	17%	67%
Consumer banking revenue	161	146	147	10%	10%
Capital markets fees	154	134	90	15%	71%
Commercial banking revenue	125	105	79	19%	58%
Mortgage banking net revenue	39	44	56	(11)%	(30)%
Other noninterest income	50	27	44	85%	14%
Securities gains/(losses), net	20	(12)	16	NM	25%
Total noninterest income	$1,059	$895	$750	18%	41%

Noninterest income of $1.059 billion increased $164 million, or 18% sequentially and $309 million, or 41%, year-over-year. The reported results reflect the impact of certain items in the table below, including securities gains/losses which incorporate the mark-to-market impacts from securities tied to non-qualified deferred compensation plans, which are offset in noninterest expense. Securities repositioning losses of approximately $10 million reflect active portfolio management resulting in opportunistically repositioning $4 billion of notional short-duration securities to accelerate cash flow reinvestment, enhance net interest income and reduce down-rate risk sensitivity.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2026	2026	2025	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$1,059	$895	$750
Interchange litigation matters	1	(8)	1
Merger-related charges	—	22	—
Securities repositioning losses	10	—	—
Other securities (gains)/losses, net	(30)	12	(16)
Noninterest income excluding certain items(a)	$1,040	$921	$735	13%	41%

Noninterest income excluding certain items of $1.040 billion increased $119 million, or 13%, compared to the prior quarter and increased $305 million, or 41%, from the year-ago quarter.
Growth was driven by the full-quarter contribution from Comerica and momentum across our fee businesses. Wealth and asset management revenue of $256 million benefited from higher personal asset management revenue, 8% sequential assets under management growth, and favorable market performance, partially offset by the seasonal decline in tax‑related revenue from first-quarter highs. Commercial payments revenue of $254 million reflected continued strength in core treasury services and Newline. Capital markets fees of $154 million were led by client financial risk management and loan syndication activity. Commercial banking revenue of $125 million was driven by higher commercial lending-related activity and mortgage banking net revenue of $39 million declined on lower gains on loan sales.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2026	2026	2025	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$1,129	$1,410	$698	(20)%	62%
Technology and communications	250	204	126	23%	98%
Net occupancy expense	154	140	83	10%	86%
Card and processing expense	66	79	22	(16)%	200%
Equipment expense	60	55	41	9%	46%
Loan and lease expense	53	42	36	26%	47%
Marketing expense	65	50	43	30%	51%
Other noninterest expense	332	415	215	(20)%	54%
Total noninterest expense	$2,109	$2,395	$1,264	(12)%	67%

Noninterest expense of $2.109 billion decreased 12% from the prior quarter and increased 67% from the year-ago quarter. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2026	2026	2025	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$2,109	$2,395	$1,264
Merger-related charges	(203)	(635)	—
Technology-related asset impairments	(7)	—	—
Severance expense	(7)	—	(15)
Interchange litigation matters	(1)	—	—
Noninterest expense excluding certain item(s)(a)	$1,891	$1,760	$1,249	7%	51%
Non-qualified deferred compensation (expense)/benefit	(30)	9	(16)
Noninterest expense excluding certain item(s) and non-qualified deferred compensation(a)	$1,861	$1,769	$1,233	5%	51%

Noninterest expense excluding certain items and non-qualified deferred compensation of $1.861 billion increased 5% sequentially and 51% year-over-year. Sequential growth reflected the full-quarter contribution from Comerica, higher technology and communications expense tied to integration activity, and elevated marketing spend supporting the Comerica deposit campaign, partially offset by lower compensation and benefits.
Year-to-date merger-related charges represent approximately 65% of the expected full-year total, consistent with our integration timeline.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2026	2026	2025	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$84,967	$73,264	$54,075	16%	57%
Commercial mortgage loans	27,176	21,969	12,410	24%	119%
Commercial construction loans	8,437	7,278	5,810	16%	45%
Commercial leases	3,503	3,347	3,120	5%	12%
Total commercial loans and leases	$124,083	$105,858	$75,415	17%	65%
Consumer loans:
Residential mortgage loans	$19,626	$18,848	$17,615	4%	11%
Home equity	6,830	6,064	4,383	13%	56%
Indirect secured consumer loans	18,239	18,105	17,248	1%	6%
Credit card	1,646	1,659	1,659	(1)%	(1)%
Solar energy installation loans	4,384	4,516	4,268	(3)%	3%
Other consumer loans	2,764	2,582	2,483	7%	11%
Total consumer loans	$53,489	$51,774	$47,656	3%	12%
Total average portfolio loans and leases	$177,572	$157,632	$123,071	13%	44%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$399	$85	$45	369%	787%
Consumer loans held for sale	736	566	541	30%	36%
Total average loans and leases held for sale	$1,135	$651	$586	74%	94%

Total average loans and leases	$178,707	$158,283	$123,657	13%	45%

Securities (taxable and tax-exempt)	$67,924	$59,950	$56,243	13%	21%
Other short-term investments	18,358	19,728	12,782	(7)%	44%
Total average interest-earning assets	$264,989	$237,961	$192,682	11%	38%

Total average portfolio loans and leases of $178 billion increased 13% sequentially and 44% year-over-year. Growth in both periods reflected the full-quarter contribution from Comerica, as well as underlying commercial loan momentum.
Within the total, average commercial portfolio loans and leases of $124 billion grew 17% sequentially and 65% year-over-year, while average consumer portfolio loans of $53 billion grew 3% sequentially and 12% year-over-year, primarily reflecting growth in residential mortgage and home equity balances.
Average securities (taxable and tax-exempt; amortized cost) of $68 billion increased 13% sequentially and 21% year-over-year, reflecting the addition of Comerica's securities portfolio and ongoing reinvestment activity. Average other short-term investments (including interest-bearing cash) of $18 billion decreased 7% sequentially and increased 44% year-over-year. The sequential decline primarily reflected the continued repositioning of the Comerica securities portfolio, seasonal deposit trends and loan growth.

End of Period Interest-Earning Assets
($ in millions)	As of			% Change
	June	March	June
	2026	2026	2025	Seq	Yr/Yr
End of Period Portfolio Loans and Leases
Total commercial loans and leases	$124,880	$122,859	$74,152	2%	68%
Total consumer loans	53,648	53,391	48,244	—	11%
Total portfolio loans and leases	$178,528	$176,250	$122,396	1%	46%

End of Period Loans and Leases Held for Sale
Total loans and leases held for sale	$866	$1,365	$646	(37)%	34%

Total loans and leases	$179,394	$177,615	$123,042	1%	46%

Securities (taxable and tax-exempt)	$68,332	$67,823	$55,109	1%	24%
Other short-term investments	19,350	17,456	13,043	11%	48%
Total interest-earning assets	$267,076	$262,894	$191,194	2%	40%

Period-end commercial portfolio loans and leases of $125 billion increased 2% sequentially and 68% year-over-year. Sequential growth was led by C&I, reflecting strong origination activity across corporate banking and middle market, partially offset by elevated payoffs.
Period-end consumer portfolio loans of $54 billion were flat sequentially and increased 11% year-over-year. Sequentially, continued momentum in home equity and growth in residential mortgage were offset by declines in indirect secured consumer and solar energy installation balances.
Total period-end securities (taxable and tax-exempt; amortized cost) of $68 billion increased 1% sequentially and 24% year-over-year. Period-end other short-term investments of $19 billion increased 11% sequentially and increased 48% year-over-year. The sequential increase primarily reflects the reversal of seasonal deposit trends experienced earlier in the quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2026	2026	2025	Seq	Yr/Yr
Average Deposits
Demand	$63,976	$55,770	$40,885	15%	56%
Interest checking	70,507	67,369	56,738	5%	24%
Savings	18,430	17,546	16,962	5%	9%
Money market	63,200	54,219	36,296	17%	74%
Total transaction deposits	$216,113	$194,904	$150,881	11%	43%
CDs $250,000 or less	12,403	11,641	10,494	7%	18%
Total core deposits	$228,516	$206,545	$161,375	11%	42%
CDs over $250,000[1]	2,990	2,807	2,200	7%	36%
Total average deposits	$231,506	$209,352	$163,575	11%	42%

1CDs over $250,000 includes $0.1BN, $0.4BN, and $1.1BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 6/30/26, 3/31/26, and 6/30/25, respectively.

Total average deposits of $232 billion increased 11% sequentially and 42% year-over-year. Period-end total deposits of $234 billion were flat sequentially and up 43% year-over-year.
Period-end consumer deposits grew $4.6 billion in the quarter, supported by outperformance from the Comerica retail deposit campaign, and were largely offset by the intentional reduction of higher-cost, non-relationship commercial deposits. This mix shift is consistent with the strategy to increase granular consumer deposits.

The period-end portfolio loan-to-core deposit ratio was 77%, compared to 76% in both the prior and year-ago quarters, reflecting balanced growth in loans and deposits.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2026	2026	2025	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000[1]	$2,990	$2,807	$2,200	7%	36%
Federal funds purchased	160	178	206	(10)%	(22)%
Securities sold under repurchase agreements	444	322	353	38%	26%
FHLB advances	3,437	99	4,976	NM	(31)%
Derivative collateral and other secured borrowings	64	83	89	(23)%	(28)%
Long-term debt	18,817	18,062	14,599	4%	29%
Total average wholesale funding	$25,912	$21,551	$22,423	20%	16%

1CDs over $250,000 includes $0.1BN, $0.4BN, and $1.1BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 6/30/26, 3/31/26, and 6/30/25, respectively.

Average wholesale funding of $26 billion increased 20% sequentially, driven primarily by a $3.3 billion increase in short-term FHLB advances used to bridge the seasonal trough in commercial deposit balances.
Compared to the year-ago quarter, average wholesale funding increased 16%, driven by a $4.2 billion increase in long-term debt associated with the Comerica acquisition, partially offset by a $1.5 billion decline in FHLB advances as strong deposit growth reduced the reliance on wholesale funding.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	June	March	December	September	June
	2026	2026	2025	2025	2025

Total nonaccrual portfolio loans and leases (NPLs)	$1,041	$960	$767	$768	$853
Repossessed property	10	11	11	12	8
OREO	24	28	19	21	25
Total nonperforming portfolio loans and leases and OREO (NPAs)	$1,075	$999	$797	$801	$886

NPL ratio(f)	0.58%	0.54%	0.62%	0.62%	0.70%
NPA ratio(c)	0.60%	0.57%	0.65%	0.65%	0.72%

Portfolio loans and leases 30-89 days past due (accrual)	$561	$683	$360	$348	$277
Portfolio loans and leases 90 days past due (accrual)	33	49	30	29	34

30-89 days past due as a % of portfolio loans and leases	0.31%	0.39%	0.29%	0.28%	0.23%
90 days past due as a % of portfolio loans and leases	0.02%	0.03%	0.02%	0.02%	0.03%

Allowance for loan and lease losses (ALLL), beginning	$2,922	$2,253	$2,265	$2,412	$2,384
Total net losses charged-off	(135)	(144)	(125)	(339)	(139)
Provision for loan and lease losses	131	152	113	192	167
Allowance on PCD loans and leases at acquisition	(1)	180	—	—	—
Allowance on PSLs at acquisition	1	481	—	—	—
ALLL, ending	$2,918	$2,922	$2,253	$2,265	$2,412

Reserve for unfunded commitments, beginning	$232	$157	$151	$146	$140
(Benefit from) provision for the reserve for unfunded commitments	(2)	75	6	5	6
Reserve for unfunded commitments, ending	$230	$232	$157	$151	$146

Total allowance for credit losses (ACL)	$3,148	$3,154	$2,410	$2,416	$2,558

ACL ratios:
As a % of portfolio loans and leases	1.76%	1.79%	1.96%	1.96%	2.09%
As a % of nonperforming portfolio loans and leases	303%	328%	314%	314%	300%
As a % of nonperforming portfolio assets	293%	316%	302%	302%	289%

ALLL as a % of portfolio loans and leases	1.63%	1.66%	1.84%	1.84%	1.97%

Total losses charged-off	$(181)	$(187)	$(177)	$(382)	$(194)
Total recoveries of losses previously charged-off	46	43	52	43	55
Total net losses charged-off[1]	$(135)	$(144)	$(125)	$(339)	$(139)

Net charge-off ratio (NCO ratio)(b)[1]	0.30%	0.37%	0.40%	1.09%	0.45%
Commercial NCO ratio	0.21%	0.26%	0.27%	1.46%	0.38%
Consumer NCO ratio	0.53%	0.58%	0.59%	0.52%	0.56%
[1]Excludes net charge-offs of $111 million which were taken immediately at the time of acquisition.
The provision for credit losses totaled $129 million in the current quarter, down from $227 million in the prior quarter, which included an $83 million Day 1 allowance build associated with the Comerica acquisition. The ACL ratio was 1.76% of total portfolio loans and leases at quarter end, down 3 bps sequentially and 33 bps year-over-year, primarily reflecting the addition of Comerica's portfolio mix and continued strong credit performance. The ACL coverage ratio remained strong at 303% of nonperforming portfolio loans and leases and 293% of nonperforming portfolio assets.

Net charge-offs totaled $135 million, and the NCO ratio improved 7 bps sequentially to 0.30%, the lowest level since the second quarter of 2023. Commercial net charge-offs of $64 million represented a commercial NCO ratio of 0.21%, down 5 bps sequentially, while consumer net charge-offs of $71 million equated to a consumer NCO ratio of 0.53%, also down 5 bps from the prior quarter.
Compared to the year-ago quarter, the NCO ratio improved 15 bps, with the commercial NCO ratio down 17 bps and the consumer NCO ratio down 3 bps.
Nonperforming portfolio loans and leases totaled $1.041 billion, representing an NPL ratio of 0.58%, compared to 0.54% in the prior quarter and 0.70% in the year-ago quarter. Nonperforming portfolio assets totaled $1.075 billion, an NPA ratio of 0.60%, compared to 0.57% in the prior quarter and 0.72% in the year-ago quarter. The sequential increase reflected modest growth in consumer and commercial NPAs.

Capital Position
	As of and For the Three Months Ended
	June	March	December	September	June
	2026	2026	2025	2025	2025
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	11.50%	11.34%	10.11%	10.02%	9.82%
Tangible equity(a)	9.04%	9.01%	9.28%	9.12%	9.39%
Tangible common equity (excluding AOCI)(a)	8.30%	8.26%	8.46%	8.29%	8.38%
Tangible common equity (including AOCI)(a)	7.27%	7.25%	7.14%	6.89%	6.84%

Regulatory Capital Ratios(d)
CET1 capital	9.93%	9.89%	10.81%	10.57%	10.58%
Tier 1 risk-based capital	10.81%	10.79%	11.87%	11.63%	11.85%
Total risk-based capital	12.50%	12.50%	13.78%	13.54%	13.77%
Leverage	9.20%	10.22%	9.41%	9.24%	9.42%

Fifth Third maintained a strong capital position. CET1 capital ratio increased 4 bps sequentially to 9.93%, as stronger capital generation was partially offset by risk-weighted asset growth. The year-to-date decrease in CET1 reflects the capital impacts from the Comerica acquisition and $933 million of pre-tax merger related impacts. There was no share repurchase activity in the first half of 2026.

Tax Rate
The effective tax rate for the quarter was 22.7% compared with 20.1% in the prior quarter and 22.2% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that's as long on innovation as it is on history. Since 1858, we've been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it's one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World's Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is to be the one bank people most value and trust.
Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank, and its common stock is traded on the New York Stock Exchange under the symbol "FITB." Investor information and press releases can be viewed at www.53.com. Deposit and credit products provided by Fifth Third Bank, National Association. Member FDIC.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Current period regulatory capital ratios are estimated.
(e)Assumes a 24% tax rate.
(f)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) any instability or disruption in the financial system, including those caused by actual or perceived issues affecting the soundness of other financial institutions or market participants; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements, including the use of artificial intelligence; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) potential impacts of the adoption of real-time payment networks; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments; and (46) risks relating to the merger with Comerica Incorporated, including Fifth Third’s inability to realize the anticipated benefits of the merger and potential disruption to Fifth Third’s business resulting from post-merger integration.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for June 30, 2026

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps				% / bps
$ in millions, except per share data				Change		Year to Date		Change
(unaudited)	June	March	June			June	June
	2026	2026	2025	Seq	Yr/Yr	2026	2025	Yr/Yr
Income Statement Data
Net interest income	$2,215	$1,934	$1,495	15%	48%	$4,149	$2,932	42%
Net interest income (FTE)(a)	2,220	1,939	1,500	14%	48%	4,159	2,942	41%
Noninterest income	1,059	895	750	18%	41%	1,954	1,444	35%
Total revenue (FTE)(a)	3,279	2,834	2,250	16%	46%	6,113	4,386	39%
Provision for credit losses	129	227	173	(43%)	(25%)	356	347	3%
Noninterest expense	2,109	2,395	1,264	(12%)	67%	4,504	2,568	75%
Net income	801	165	628	385%	28%	966	1,142	(15%)
Net income available to common shareholders	763	128	591	496%	29%	891	1,069	(17%)

Earnings Per Share Data
Net income allocated to common shareholders	$763	$128	$591	496%	29%	$891	$1,069	(17%)
Average common shares outstanding (in thousands):
Basic	911,613	825,119	670,787	10%	36%	868,605	670,919	29%
Diluted	915,959	830,274	674,034	10%	36%	873,353	675,032	29%
Earnings per share, basic	$0.84	$0.16	$0.88	425%	(5%)	$1.03	$1.59	(35%)
Earnings per share, diluted	0.83	0.15	0.88	453%	(6%)	1.02	1.58	(35%)

Common Share Data
Cash dividends per common share	$0.40	$0.40	$0.37	—	8%	$0.80	$0.74	8%
Book value per share	35.56	35.24	28.47	1%	25%	35.56	28.47	25%
Market value per share	56.37	46.46	41.13	21%	37%	56.37	41.13	37%
Common shares outstanding (in thousands)	906,573	905,823	667,710	—	36%	906,573	667,710	36%
Market capitalization	$51,103	$42,085	$27,463	21%	86%	$51,103	$27,463	86%

Financial Ratios
Return on average assets	1.08%	0.25%	1.20%	83	(12)	0.69%	1.09%	(40)
Return on average common equity	9.5%	1.8%	12.8%	770	(330)	6.0%	11.8%	(580)
Return on average tangible common equity(a)	15.6%	3.5%	17.6%	NM	(200)	10.0%	16.5%	(650)
Noninterest income as a percent of total revenue(a)	32%	32%	33%	—	(100)	32%	33%	(100)
Dividend payout	47.6%	250.0%	42.0%	NM	NM	77.7%	46.5%	NM
Average total Bancorp shareholders’ equity as a percent of average assets	11.50%	11.34%	9.82%	16	168	11.42%	9.66%	176
Tangible common equity(a)	8.30%	8.26%	8.38%	4	(8)	8.30%	8.38%	(8)
Net interest margin (FTE)(a)	3.36%	3.30%	3.12%	6	24	3.33%	3.08%	25
Efficiency (FTE)(a)	64.3%	84.5%	56.2%	NM	810	73.7%	58.6%	NM
Effective tax rate	22.7%	20.1%	22.2%	260	50	22.3%	21.8%	50

Credit Quality
Net losses charged-off(h)	$135	$144	$139	(6%)	(3%)	$279	$276	1%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.30%	0.37%	0.45%	(7)	(15)	0.33%	0.45%	(12)
ALLL as a percent of portfolio loans and leases	1.63%	1.66%	1.97%	(3)	(34)	1.63%	1.97%	(34)
ACL as a percent of portfolio loans and leases(f)	1.76%	1.79%	2.09%	(3)	(33)	1.76%	2.09%	(33)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.60%	0.57%	0.72%	3	(12)	0.60%	0.72%	(12)

Average Balances
Loans and leases, including held for sale	$178,707	$158,283	$123,657	13%	45%	$168,552	$122,716	37%
Securities and other short-term investments	86,282	79,678	69,025	8%	25%	82,998	70,029	19%
Assets	297,947	265,551	210,554	12%	42%	281,839	210,556	34%
Transaction deposits(b)	216,113	194,904	150,881	11%	43%	205,567	151,153	36%
Core deposits(c)	228,516	206,545	161,375	11%	42%	217,591	161,591	35%
Wholesale funding(d)	25,912	21,551	22,423	20%	16%	23,744	22,343	6%
Bancorp shareholders' equity	34,260	30,108	20,670	14%	66%	32,195	20,337	58%

Regulatory Capital Ratios(e)
CET1 capital	9.93%	9.89%	10.58%	4	(65)	9.93%	10.58%	(65)
Tier 1 risk-based capital	10.81%	10.79%	11.85%	2	(104)	10.81%	11.85%	(104)
Total risk-based capital	12.50%	12.50%	13.77%	—	(127)	12.50%	13.77%	(127)
Leverage	9.20%	10.22%	9.42%	(102)	(22)	9.20%	9.42%	(22)

Additional Metrics
Banking centers	1,500	1,489	1,089	1%	38%	1,500	1,089	38%
ATMs	2,648	2,643	2,170	—	22%	2,648	2,170	22%
Full-time equivalent employees	25,196	25,980	18,690	(3%)	35%	25,196	18,690	35%
Assets under care ($ in billions)(g)	$902	$865	$657	4%	37%	$902	$657	37%
Assets under management ($ in billions)(g)	128	119	73	8%	75%	128	73	75%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings and money market deposits..
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(g)Assets under management and assets under care include trust and brokerage assets.
(h)Excludes net charge-offs of $111 million which were taken immediately at the time of acquisition.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	June	March	December	September	June
	2026	2026	2025	2025	2025
Income Statement Data
Net interest income	$2,215	$1,934	$1,529	$1,520	$1,495
Net interest income (FTE)(a)	2,220	1,939	1,533	1,525	1,500
Noninterest income	1,059	895	811	781	750
Total revenue (FTE)(a)	3,279	2,834	2,344	2,306	2,250
Provision for credit losses	129	227	119	197	173
Noninterest expense	2,109	2,395	1,309	1,267	1,264
Net income	801	165	731	649	628
Net income available to common shareholders	763	128	699	608	591

Earnings Per Share Data
Net income allocated to common shareholders	$763	$128	$699	$608	$591
Average common shares outstanding (in thousands):
Basic	911,613	825,119	664,384	666,427	670,787
Diluted	915,959	830,274	669,153	670,878	674,034
Earnings per share, basic	$0.84	$0.16	$1.05	$0.91	$0.88
Earnings per share, diluted	0.83	0.15	1.04	0.91	0.88

Common Share Data
Cash dividends per common share	$0.40	$0.40	$0.40	$0.40	$0.37
Book value per share	35.56	35.24	30.18	29.26	28.47
Market value per share	56.37	46.46	46.81	44.55	41.13
Common shares outstanding (in thousands)	906,573	905,823	661,198	660,973	667,710
Market capitalization	$51,103	$42,085	$30,951	$29,446	$27,463

Financial Ratios
Return on average assets	1.08%	0.25%	1.36%	1.21%	1.20%
Return on average common equity	9.5%	1.8%	14.0%	12.6%	12.8%
Return on average tangible common equity(a)	15.6%	3.5%	19.0%	17.3%	17.6%
Noninterest income as a percent of total revenue(a)	32%	32%	35%	34%	33%
Dividend payout	47.6%	250.0%	38.1%	44.0%	42.0%
Average total Bancorp shareholders’ equity as a percent of average assets	11.50%	11.34%	10.11%	10.02%	9.82%
Tangible common equity(a)	8.30%	8.26%	8.46%	8.29%	8.38%
Net interest margin (FTE)(a)	3.36%	3.30%	3.13%	3.13%	3.12%
Efficiency (FTE)(a)	64.3%	84.5%	55.8%	54.9%	56.2%
Effective tax rate	22.7%	20.1%	19.8%	22.6%	22.2%

Credit Quality
Net losses charged-off(h)	$135	$144	$125	$339	$139
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.30%	0.37%	0.40%	1.09%	0.45%
ALLL as a percent of portfolio loans and leases	1.63%	1.66%	1.84%	1.84%	1.97%
ACL as a percent of portfolio loans and leases(f)	1.76%	1.79%	1.96%	1.96%	2.09%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.60%	0.57%	0.65%	0.65%	0.72%

Average Balances
Loans and leases, including held for sale	$178,707	$158,283	$124,147	$123,993	$123,657
Securities and other short-term investments	86,282	79,678	69,997	69,507	69,025
Assets	297,947	265,551	213,021	211,770	210,554
Transaction deposits(b)	216,113	194,904	155,895	151,669	150,881
Core deposits(c)	228,516	206,545	166,436	162,510	161,375
Wholesale funding(d)	25,912	21,551	18,853	21,821	22,423
Bancorp shareholders’ equity	34,260	30,108	21,527	21,216	20,670

Regulatory Capital Ratios(e)
CET1 capital	9.93%	9.89%	10.81%	10.57%	10.58%
Tier 1 risk-based capital	10.81%	10.79%	11.87%	11.63%	11.85%
Total risk-based capital	12.50%	12.50%	13.78%	13.54%	13.77%
Leverage	9.20%	10.22%	9.41%	9.24%	9.42%

Additional Metrics
Banking centers	1,500	1,489	1,130	1,102	1,089
ATMs	2,648	2,643	2,199	2,184	2,170
Full-time equivalent employees	25,196	25,980	18,676	18,476	18,690
Assets under care ($ in billions)(g)	$902	$865	$690	$681	$657
Assets under management ($ in billions)(g)	128	119	80	77	73
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings and money market deposits.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(g)Assets under management and assets under care include trust and brokerage assets.
(h)Excludes net charge-offs of $111 million which were taken immediately at the time of acquisition.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	June	March	June			June	June
	2026	2026	2025	Seq	Yr/Yr	2026	2025	Yr/Yr
Interest Income
Interest and fees on loans and leases	$2,607	$2,293	$1,881	14%	39%	$4,900	$3,696	33%
Interest on securities	598	501	458	19%	31%	1,099	910	21%
Interest on other short-term investments	167	178	145	(6%)	15%	345	311	11%
Total interest income	3,372	2,972	2,484	13%	36%	6,344	4,917	29%

Interest Expense
Interest on deposits	891	813	732	10%	22%	1,705	1,476	16%
Interest on short-term borrowings	38	5	61	660%	(38%)	43	119	(64%)
Interest on long-term debt	228	220	196	4%	16%	447	390	15%
Total interest expense	1,157	1,038	989	11%	17%	2,195	1,985	11%

Net Interest Income	2,215	1,934	1,495	15%	48%	4,149	2,932	42%

Provision for credit losses	129	227	173	(43%)	(25%)	356	347	3%
Net Interest Income After Provision for Credit Losses	2,086	1,707	1,322	22%	58%	3,793	2,585	47%

Noninterest Income
Wealth and asset management revenue	256	233	166	10%	54%	489	338	45%
Commercial payments revenue	254	218	152	17%	67%	472	305	55%
Consumer banking revenue	161	146	147	10%	10%	307	284	8%
Capital markets fees	154	134	90	15%	71%	287	179	60%
Commercial banking revenue	125	105	79	19%	58%	230	160	44%
Mortgage banking net revenue	39	44	56	(11%)	(30%)	83	113	(27%)
Other noninterest income	50	27	44	85%	14%	78	58	34%
Securities gains (losses), net	20	(12)	16	NM	25%	8	7	14%
Total noninterest income	1,059	895	750	18%	41%	1,954	1,444	35%

Noninterest Expense
Compensation and benefits	1,129	1,410	698	(20%)	62%	2,539	1,447	75%
Technology and communications	250	204	126	23%	98%	453	250	81%
Net occupancy expense	154	140	83	10%	86%	295	171	73%
Card and processing expense	66	79	22	(16%)	200%	144	43	235%
Equipment expense	60	55	41	9%	46%	115	82	40%
Loan and lease expense	53	42	36	26%	47%	95	66	44%
Marketing expense	65	50	43	30%	51%	114	71	61%
Other noninterest expense	332	415	215	(20%)	54%	749	438	71%
Total noninterest expense	2,109	2,395	1,264	(12%)	67%	4,504	2,568	75%
Income Before Income Taxes	1,036	207	808	400%	28%	1,243	1,461	(15%)
Applicable income tax expense	235	42	180	460%	31%	277	319	(13%)
Net Income	801	165	628	385%	28%	966	1,142	(15%)
Dividends on preferred stock	38	37	37	3%	3%	75	73	3%
Net Income Available to Common Shareholders	$763	$128	$591	496%	29%	$891	$1,069	(17%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2026	2026	2025	2025	2025
Interest Income
Interest and fees on loans and leases	$2,607	$2,293	$1,862	$1,909	$1,881
Interest on securities	598	501	431	444	458
Interest on other short-term investments	167	178	175	166	145
Total interest income	3,372	2,972	2,468	2,519	2,484

Interest Expense
Interest on deposits	891	813	726	750	732
Interest on short-term borrowings	38	5	34	61	61
Interest on long-term debt	228	220	179	188	196
Total interest expense	1,157	1,038	939	999	989

Net Interest Income	2,215	1,934	1,529	1,520	1,495

Provision for credit losses	129	227	119	197	173
Net Interest Income After Provision for Credit Losses	2,086	1,707	1,410	1,323	1,322

Noninterest Income
Wealth and asset management revenue	256	233	185	181	166
Commercial payments revenue	254	218	167	157	152
Consumer banking revenue	161	146	143	144	147
Capital markets fees	154	134	121	115	90
Commercial banking revenue	125	105	102	87	79
Mortgage banking net revenue	39	44	56	58	56
Other noninterest income	50	27	42	29	44
Securities gains (losses), net	20	(12)	(5)	10	16
Total noninterest income	1,059	895	811	781	750

Noninterest Expense
Compensation and benefits	1,129	1,410	683	685	698
Technology and communications	250	204	138	128	126
Net occupancy expense	154	140	89	89	83
Card and processing expense	66	79	27	22	22
Equipment expense	60	55	43	44	41
Loan and lease expense	53	42	41	39	36
Marketing expense	65	50	37	34	43
Other noninterest expense	332	415	251	226	215
Total noninterest expense	2,109	2,395	1,309	1,267	1,264
Income Before Income Taxes	1,036	207	912	837	808
Applicable income tax expense	235	42	181	188	180
Net Income	801	165	731	649	628
Dividends on preferred stock	38	37	32	41	37
Net Income Available to Common Shareholders	$763	$128	$699	$608	$591

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	June	March	June
	2026	2026	2025	Seq	Yr/Yr
Assets
Cash and due from banks	$4,374	$4,084	$2,972	7%	47%
Other short-term investments	19,350	17,456	13,043	11%	48%
Available-for-sale debt and other securities(a)	44,466	46,161	38,270	(4%)	16%
Held-to-maturity securities(b)	18,404	16,389	11,630	12%	58%
Trading debt securities	1,853	1,669	1,324	11%	40%
Equity securities	495	544	404	(9%)	23%
Loans and leases held for sale	866	1,365	646	(37%)	34%
Portfolio loans and leases:
Commercial and industrial loans	85,736	83,864	53,312	2%	61%
Commercial mortgage loans	27,196	27,143	12,112	—	125%
Commercial construction loans	8,459	8,329	5,551	2%	52%
Commercial leases	3,489	3,523	3,177	(1%)	10%
Total commercial loans and leases	124,880	122,859	74,152	2%	68%
Residential mortgage loans	19,713	19,507	17,681	1%	11%
Home equity	6,929	6,735	4,485	3%	54%
Indirect secured consumer loans	18,186	18,296	17,591	(1%)	3%
Credit card	1,683	1,658	1,707	2%	(1%)
Solar energy installation loans	4,314	4,465	4,316	(3%)	—
Other consumer loans	2,823	2,730	2,464	3%	15%
Total consumer loans	53,648	53,391	48,244	—	11%
Portfolio loans and leases	178,528	176,250	122,396	1%	46%
Allowance for loan and lease losses	(2,918)	(2,922)	(2,412)	—	21%
Portfolio loans and leases, net	175,610	173,328	119,984	1%	46%
Bank premises and equipment	3,343	3,283	2,560	2%	31%
Goodwill	9,990	9,966	4,918	—	103%
Intangible assets	1,253	1,233	75	2%	NM
Servicing rights	1,607	1,583	1,629	2%	(1%)
Other assets	18,511	19,978	12,536	(7%)	48%
Total Assets	$300,122	$297,039	$209,991	1%	43%

Liabilities
Deposits:
Demand	$63,928	$65,335	$42,174	(2%)	52%
Interest checking	70,527	72,425	55,524	(3%)	27%
Savings	18,161	18,610	16,614	(2%)	9%
Money market	65,932	62,345	36,586	6%	80%
CDs $250,000 or less	12,708	11,807	10,883	8%	17%
CDs over $250,000	2,885	3,099	2,426	(7%)	19%
Total deposits	234,141	233,621	164,207	—	43%
Short-term borrowings	4,633	1,289	3,571	259%	30%
Accrued taxes, interest and expenses	3,024	2,628	1,970	15%	54%
Other liabilities	6,265	6,642	4,627	(6%)	35%
Long-term debt	17,636	18,753	14,492	(6%)	22%
Total Liabilities	265,699	262,933	188,867	1%	41%
Equity
Common stock(c)	2,585	2,585	2,051	—	26%
Preferred stock	2,182	2,182	2,116	—	3%
Capital surplus	15,603	15,586	3,794	—	311%
Retained earnings	25,645	25,248	24,718	2%	4%
Accumulated other comprehensive loss	(3,345)	(3,234)	(3,546)	3%	(6%)
Treasury stock	(8,247)	(8,261)	(8,009)	—	3%
Total Equity	34,423	34,106	21,124	1%	63%
Total Liabilities and Equity	$300,122	$297,039	$209,991	1%	43%
(a) Amortized cost	$47,623	$49,238	$41,731	(3%)	14%
(b) Market values	18,259	16,341	11,547	12%	58%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	906,573	905,823	667,710	—	—
Treasury	257,666	258,416	256,183	—	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	June	March	December	September	June
	2026	2026	2025	2025	2025
Assets
Cash and due from banks	$4,374	$4,084	$3,499	$2,901	$2,972
Other short-term investments	19,350	17,456	18,876	17,215	13,043
Available-for-sale debt and other securities(a)	44,466	46,161	36,159	36,461	38,270
Held-to-maturity securities(b)	18,404	16,389	11,368	11,498	11,630
Trading debt securities	1,853	1,669	1,057	1,266	1,324
Equity securities	495	544	453	287	404
Loans and leases held for sale	866	1,365	733	576	646
Portfolio loans and leases:
Commercial and industrial loans	85,736	83,864	52,749	53,947	53,312
Commercial mortgage loans	27,196	27,143	12,228	11,932	12,112
Commercial construction loans	8,459	8,329	5,316	5,326	5,551
Commercial leases	3,489	3,523	3,269	3,218	3,177
Total commercial loans and leases	124,880	122,859	73,562	74,423	74,152
Residential mortgage loans	19,713	19,507	17,652	17,644	17,681
Home equity	6,929	6,735	4,846	4,678	4,485
Indirect secured consumer loans	18,186	18,296	17,964	17,885	17,591
Credit card	1,683	1,658	1,747	1,692	1,707
Solar energy installation loans	4,314	4,465	4,560	4,432	4,316
Other consumer loans	2,823	2,730	2,320	2,376	2,464
Total consumer loans	53,648	53,391	49,089	48,707	48,244
Portfolio loans and leases	178,528	176,250	122,651	123,130	122,396
Allowance for loan and lease losses	(2,918)	(2,922)	(2,253)	(2,265)	(2,412)
Portfolio loans and leases, net	175,610	173,328	120,398	120,865	119,984
Bank premises and equipment	3,343	3,283	2,734	2,655	2,560
Goodwill	9,990	9,966	4,947	4,947	4,918
Intangible assets	1,253	1,233	69	76	75
Servicing rights	1,607	1,583	1,598	1,601	1,629
Other assets	18,511	19,978	12,485	12,555	12,536
Total Assets	$300,122	$297,039	$214,376	$212,903	$209,991

Liabilities
Deposits:
Demand	$63,928	$65,335	$42,647	$41,830	$42,174
Interest checking	70,527	72,425	61,155	57,239	55,524
Savings	18,161	18,610	16,155	16,110	16,614
Money market	65,932	62,345	39,285	38,748	36,586
CDs $250,000 or less	12,708	11,807	10,599	10,667	10,883
CDs over $250,000	2,885	3,099	1,978	1,975	2,426
Total deposits	234,141	233,621	171,819	166,569	164,207
Short-term borrowings	4,633	1,289	926	5,260	3,571
Accrued taxes, interest and expenses	3,024	2,628	2,083	1,943	1,970
Other liabilities	6,265	6,642	4,235	4,347	4,627
Long-term debt	17,636	18,753	13,589	13,677	14,492
Total Liabilities	265,699	262,933	192,652	191,796	188,867
Equity
Common stock(c)	2,585	2,585	2,051	2,051	2,051
Preferred stock	2,182	2,182	1,770	1,770	2,116
Capital surplus	15,603	15,586	3,831	3,813	3,794
Retained earnings	25,645	25,248	25,488	25,057	24,718
Accumulated other comprehensive loss	(3,345)	(3,234)	(3,110)	(3,276)	(3,546)
Treasury stock	(8,247)	(8,261)	(8,306)	(8,308)	(8,009)
Total Equity	34,423	34,106	21,724	21,107	21,124
Total Liabilities and Equity	$300,122	$297,039	$214,376	$212,903	$209,991
(a) Amortized cost	$47,623	$49,238	$39,107	$39,617	$41,731
(b) Market values	18,259	16,341	11,404	11,506	11,547
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	906,573	905,823	661,198	660,973	667,710
Treasury	257,666	258,416	262,695	262,919	256,183

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	June	June	June	June
	2026	2025	2026	2025
Total Equity, Beginning	$34,106	$20,403	$21,724	$19,645
Net income	801	628	966	1,142
Other comprehensive (loss) income, net of tax:
Change in unrealized (losses) gains:
Available-for-sale debt securities	(62)	179	(162)	660
Qualifying cash flow hedges	(74)	148	(120)	383
Amortization of unrealized losses on securities transferred to held-to-maturity	24	22	46	47
Change in accumulated other comprehensive income related to employee benefit plans	1	—	1	—
Comprehensive income	690	977	731	2,232
Cash dividends declared:
Common stock	(366)	(250)	(734)	(501)
Preferred stock	(38)	(37)	(75)	(73)
Impact of Comerica acquisition	—	—	12,676	—
Impact of stock transactions under stock compensation plans, net	32	31	102	47
Shares acquired for treasury	—	—	—	(226)
Other	(1)	—	(1)	—
Total Equity, Ending	$34,423	$21,124	$34,423	$21,124

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	For the Three Months Ended
$ in millions	June		March		June
(unaudited)	2026		2026		2025
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$85,260	5.90%	$73,302	5.89%	$54,109	6.28%
Commercial mortgage loans(a)	27,215	5.82%	22,005	5.85%	12,420	6.12%
Commercial construction loans(a)	8,504	6.50%	7,287	6.45%	5,810	7.17%
Commercial leases(a)	3,503	4.61%	3,347	4.86%	3,121	4.83%
Total commercial loans and leases	124,482	5.89%	105,941	5.89%	75,460	6.26%
Residential mortgage loans	20,362	4.16%	19,414	4.18%	18,156	3.98%
Home equity	6,830	6.95%	6,065	7.02%	4,383	7.42%
Indirect secured consumer loans	18,239	5.53%	18,105	5.54%	17,248	5.63%
Credit card	1,646	13.69%	1,659	13.94%	1,659	14.33%
Solar energy installation loans	4,384	7.93%	4,516	8.17%	4,268	8.10%
Other consumer loans	2,764	8.66%	2,583	8.77%	2,483	9.09%
Total consumer loans	54,225	5.80%	52,342	5.86%	48,197	5.87%
Total loans and leases	178,707	5.86%	158,283	5.88%	123,657	6.11%
Securities:
Taxable securities	66,532	3.55%	58,587	3.41%	54,896	3.29%
Tax exempt securities(a)	1,392	3.25%	1,363	3.26%	1,347	3.19%
Other short-term investments	18,358	3.64%	19,728	3.67%	12,782	4.56%
Total interest-earning assets	264,989	5.11%	237,961	5.07%	192,682	5.18%
Cash and due from banks	3,307		3,066		2,437
Other assets	32,573		27,210		17,819
Allowance for loan and lease losses	(2,922)		(2,686)		(2,384)
Total Assets	$297,947		$265,551		$210,554

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$70,507	2.15%	$67,369	2.19%	$56,738	2.69%
Savings deposits	18,430	0.35%	17,546	0.35%	16,962	0.48%
Money market deposits	63,200	2.43%	54,219	2.39%	36,296	2.40%
CDs $250,000 or less	12,403	2.94%	11,641	3.14%	10,494	3.52%
Total interest-bearing core deposits	164,540	2.11%	150,775	2.12%	120,490	2.36%
CDs over $250,000	2,990	3.25%	2,807	3.41%	2,200	4.07%
Total interest-bearing deposits	167,530	2.13%	153,582	2.15%	122,690	2.39%
Federal funds purchased	160	3.65%	178	3.66%	206	4.39%
Securities sold under repurchase agreements	444	1.69%	322	1.09%	353	1.16%
FHLB advances	3,437	3.88%	99	4.10%	4,976	4.59%
Derivative collateral and other secured borrowings	64	7.25%	83	7.49%	89	5.61%
Long-term debt	18,817	4.87%	18,062	4.93%	14,599	5.36%
Total interest-bearing liabilities	190,452	2.44%	172,326	2.44%	142,913	2.78%
Demand deposits	63,976		55,770		40,885
Other liabilities	9,259		7,347		6,086
Total Liabilities	263,687		235,443		189,884
Total Equity	34,260		30,108		20,670
Total Liabilities and Equity	$297,947		$265,551		$210,554
Ratios:
Net interest margin (FTE)(b)		3.36%		3.30%		3.12%
Net interest rate spread (FTE)(b)		2.67%		2.63%		2.40%
Interest-bearing liabilities to interest-earning assets		71.87%		72.42%		74.17%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	Year to Date
$ in millions	June		June
(unaudited)	2026		2025
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$79,315	5.90%	$53,772	6.25%
Commercial mortgage loans(a)	24,625	5.83%	12,404	6.05%
Commercial construction loans(a)	7,899	6.48%	5,812	7.05%
Commercial leases(a)	3,426	4.73%	3,115	4.81%
Total commercial loans and leases	115,265	5.89%	75,103	6.22%
Residential mortgage loans	19,891	4.17%	18,068	3.97%
Home equity	6,449	6.98%	4,303	7.49%
Indirect secured consumer loans	18,172	5.53%	16,864	5.60%
Credit card	1,652	13.82%	1,643	14.54%
Solar energy installation loans	4,449	8.05%	4,245	8.06%
Other consumer loans	2,674	8.71%	2,490	9.23%
Total consumer loans	53,287	5.83%	47,613	5.87%
Total loans and leases	168,552	5.87%	122,716	6.08%
Securities:
Taxable securities	62,581	3.49%	55,050	3.27%
Tax exempt securities(a)	1,378	3.25%	1,370	3.19%
Other short-term investments	19,039	3.65%	13,609	4.60%
Total interest-earning assets	251,550	5.09%	192,745	5.15%
Cash and due from banks	3,187		2,413
Other assets	29,906		17,766
Allowance for loan and lease losses	(2,804)		(2,368)
Total Assets	$281,839		$210,556

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$68,946	2.17%	$57,346	2.69%
Savings deposits	17,990	0.35%	17,094	0.51%
Money market deposits	58,735	2.41%	36,374	2.41%
CDs $250,000 or less	12,024	3.04%	10,438	3.53%
Total interest-bearing core deposits	157,695	2.12%	121,252	2.37%
CDs over $250,000	2,899	3.32%	2,273	4.26%
Total interest-bearing deposits	160,594	2.14%	123,525	2.41%
Federal funds purchased	169	3.65%	200	4.38%
Securities sold under repurchase agreements	384	1.44%	320	1.05%
FHLB advances	1,777	3.89%	4,872	4.60%
Derivative collateral and other secured borrowings	73	7.38%	86	6.02%
Long-term debt	18,442	4.90%	14,592	5.37%
Total interest-bearing liabilities	181,439	2.44%	143,595	2.79%
Demand deposits	59,896		40,339
Other liabilities	8,309		6,285
Total Liabilities	249,644		190,219
Total Equity	32,195		20,337
Total Liabilities and Equity	$281,839		$210,556
Ratios:
Net interest margin (FTE)(b)		3.33%		3.08%
Net interest rate spread (FTE)(b)		2.65%		2.36%
Interest-bearing liabilities to interest-earning assets		72.13%		74.50%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2026	2026	2025	2025	2025
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$84,967	$73,264	$53,947	$54,170	$54,075
Commercial mortgage loans	27,176	21,969	12,079	12,027	12,410
Commercial construction loans	8,437	7,278	5,399	5,541	5,810
Commercial leases	3,503	3,347	3,172	3,177	3,120
Total commercial loans and leases	124,083	105,858	74,597	74,915	75,415
Consumer loans:
Residential mortgage loans	19,626	18,848	17,660	17,656	17,615
Home equity	6,830	6,064	4,769	4,579	4,383
Indirect secured consumer loans	18,239	18,105	17,879	17,729	17,248
Credit card	1,646	1,659	1,694	1,678	1,659
Solar energy installation loans	4,384	4,516	4,486	4,355	4,268
Other consumer loans	2,764	2,582	2,345	2,414	2,483
Total consumer loans	53,489	51,774	48,833	48,411	47,656
Total average portfolio loans and leases	$177,572	$157,632	$123,430	$123,326	$123,071

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$399	$85	$19	$44	$45
Consumer loans held for sale	736	566	698	623	541
Average loans and leases held for sale	$1,135	$651	$717	$667	$586

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$85,736	$83,864	$52,749	$53,947	$53,312
Commercial mortgage loans	27,196	27,143	12,228	11,932	12,112
Commercial construction loans	8,459	8,329	5,316	5,326	5,551
Commercial leases	3,489	3,523	3,269	3,218	3,177
Total commercial loans and leases	124,880	122,859	73,562	74,423	74,152
Consumer loans:
Residential mortgage loans	19,713	19,507	17,652	17,644	17,681
Home equity	6,929	6,735	4,846	4,678	4,485
Indirect secured consumer loans	18,186	18,296	17,964	17,885	17,591
Credit card	1,683	1,658	1,747	1,692	1,707
Solar energy installation loans	4,314	4,465	4,560	4,432	4,316
Other consumer loans	2,823	2,730	2,320	2,376	2,464
Total consumer loans	53,648	53,391	49,089	48,707	48,244
Total portfolio loans and leases	$178,528	$176,250	$122,651	$123,130	$122,396

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$171	$651	$75	$8	$74
Consumer loans held for sale	695	714	658	568	572
Loans and leases held for sale	$866	$1,365	$733	$576	$646

Operating lease equipment	$417	$416	$374	$379	$344

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,838	$1,801	$1,290	$1,206	$1,166
Commercial mortgage loans	2,193	518	501	558	601
Commercial construction loans	292	318	291	304	333
Commercial leases	817	821	853	764	757
Residential mortgage loans	85,907	86,733	87,827	89,639	91,201
Solar energy installation loans	643	665	686	692	557
Other consumer loans	81	86	92	98	105
Total loans and leases serviced for others	91,771	90,942	91,540	93,261	94,720
Total loans and leases owned or serviced	$271,582	$268,973	$215,298	$217,346	$218,106
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	June	March	December	September	June
	2026(a)	2026	2025	2025	2025
Regulatory Capital
CET1 capital	$24,508	$24,136	$18,099	$17,645	$17,616
Additional tier 1 capital	2,182	2,182	1,770	1,770	2,116
Tier 1 capital	26,690	26,318	19,869	19,415	19,732
Tier 2 capital	4,164	4,179	3,197	3,204	3,197
Total regulatory capital	$30,854	$30,497	$23,066	$22,619	$22,929
Risk-weighted assets	$246,855	$243,964	$167,431	$166,999	$166,517

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	11.50%	11.34%	10.11%	10.02%	9.82%

Regulatory Capital Ratios
Fifth Third Bancorp
CET1 capital	9.93%	9.89%	10.81%	10.57%	10.58%
Tier 1 risk-based capital	10.81%	10.79%	11.87%	11.63%	11.85%
Total risk-based capital	12.50%	12.50%	13.78%	13.54%	13.77%
Leverage	9.20%	10.22%	9.41%	9.24%	9.42%

Fifth Third Bank, National Association
Tier 1 risk-based capital	11.69%	11.73%	13.09%	12.95%	12.87%
Total risk-based capital	12.94%	13.00%	14.33%	14.19%	14.12%
Leverage	9.99%	11.16%	10.41%	10.31%	10.25%
(a)Current period regulatory capital data and ratios are estimated.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2026	2026	2025	2025	2025
Average portfolio loans and leases:
Commercial and industrial loans	$84,967	$73,264	$53,947	$54,170	$54,075
Commercial mortgage loans	27,176	21,969	12,079	12,027	12,410
Commercial construction loans	8,437	7,278	5,399	5,541	5,810
Commercial leases	3,503	3,347	3,172	3,177	3,120
Total commercial loans and leases	124,083	105,858	74,597	74,915	75,415
Residential mortgage loans	19,626	18,848	17,660	17,656	17,615
Home equity	6,830	6,064	4,769	4,579	4,383
Indirect secured consumer loans	18,239	18,105	17,879	17,729	17,248
Credit card	1,646	1,659	1,694	1,678	1,659
Solar energy installation loans	4,384	4,516	4,486	4,355	4,268
Other consumer loans	2,764	2,582	2,345	2,414	2,483
Total consumer loans	53,489	51,774	48,833	48,411	47,656
Total average portfolio loans and leases	$177,572	$157,632	$123,430	$123,326	$123,071

Losses charged-off:
Commercial and industrial loans	($73)	($77)	($61)	($280)	($84)
Commercial mortgage loans	—	—	(7)	(2)	(4)
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	(1)	—	(2)
Total commercial loans and leases	(73)	(77)	(69)	(282)	(90)
Residential mortgage loans	(1)	—	—	—	—
Home equity	(1)	(2)	(2)	(1)	(2)
Indirect secured consumer loans	(36)	(40)	(41)	(34)	(33)
Credit card	(20)	(19)	(20)	(20)	(20)
Solar energy installation loans	(29)	(26)	(22)	(20)	(23)
Other consumer loans	(21)	(23)	(23)	(25)	(26)
Total consumer loans	(108)	(110)	(108)	(100)	(104)
Total losses charged-off	($181)	($187)	($177)	($382)	($194)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$8	$8	$17	$6	$15
Commercial mortgage loans	—	—	1	1	1
Commercial construction loans	1	—	—	—	—
Commercial leases	—	—	—	—	3
Total commercial loans and leases	9	8	18	7	19
Residential mortgage loans	1	—	1	1	1
Home equity	1	2	1	2	2
Indirect secured consumer loans	18	16	14	16	17
Credit card	5	5	5	4	5
Solar energy installation loans	4	3	5	4	3
Other consumer loans	8	9	8	9	8
Total consumer loans	37	35	34	36	36
Total recoveries of losses previously charged-off	$46	$43	$52	$43	$55

Net losses charged-off:
Commercial and industrial loans	($65)	($69)	($44)	($274)	($69)
Commercial mortgage loans	—	—	(6)	(1)	(3)
Commercial construction loans	1	—	—	—	—
Commercial leases	—	—	(1)	—	1
Total commercial loans and leases	(64)	(69)	(51)	(275)	(71)
Residential mortgage loans	—	—	1	1	1
Home equity	—	—	(1)	1	—
Indirect secured consumer loans	(18)	(24)	(27)	(18)	(16)
Credit card	(15)	(14)	(15)	(16)	(15)
Solar energy installation loans	(25)	(23)	(17)	(16)	(20)
Other consumer loans	(13)	(14)	(15)	(16)	(18)
Total consumer loans	(71)	(75)	(74)	(64)	(68)
Total net losses charged-off(a)	($135)	($144)	($125)	($339)	($139)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.31%	0.38%	0.32%	2.01%	0.51%
Commercial mortgage loans	(0.01%)	—	0.21%	0.04%	0.11%
Commercial construction loans	(0.02%)	(0.02%)	—	—	—
Commercial leases	(0.01%)	—	0.16%	(0.04%)	(0.10%)
Total commercial loans and leases	0.21%	0.26%	0.27%	1.46%	0.38%
Residential mortgage loans	—	(0.01%)	(0.01%)	(0.02%)	(0.01%)
Home equity	(0.02%)	0.01%	0.06%	(0.05%)	0.02%
Indirect secured consumer loans	0.40%	0.54%	0.59%	0.40%	0.37%
Credit card	3.60%	3.51%	3.62%	3.70%	3.74%
Solar energy installation loans	2.25%	2.03%	1.45%	1.47%	1.86%
Other consumer loans	1.95%	2.19%	2.46%	2.51%	2.49%
Total consumer loans	0.53%	0.58%	0.59%	0.52%	0.56%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.30%	0.37%	0.40%	1.09%	0.45%
(a)Excludes net charge-offs of $111 million which were taken immediately at the time of acquisition.

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2026	2026	2025	2025	2025
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,922	$2,253	$2,265	$2,412	$2,384
Total net losses charged-off(d)	(135)	(144)	(125)	(339)	(139)
Provision for loan and lease losses	131	152	113	192	167
Allowance on PCD loans and leases at acquisition	(1)	180	—	—	—
Allowance on PSLs at acquisition	1	481	—	—	—
Allowance for loan and lease losses, ending	$2,918	$2,922	$2,253	$2,265	$2,412

Reserve for unfunded commitments, beginning	$232	$157	$151	$146	$140
(Benefit from) provision for the reserve for unfunded commitments	(2)	75	6	5	6
Reserve for unfunded commitments, ending	$230	$232	$157	$151	$146

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,918	$2,922	$2,253	$2,265	$2,412
Reserve for unfunded commitments	230	232	157	151	146
Total allowance for credit losses	$3,148	$3,154	$2,410	$2,416	$2,558

	As of
	June	March	December	September	June
	2026	2026	2025	2025	2025
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$455	$417	$393	$393	$460
Commercial mortgage loans	94	94	34	42	48
Commercial construction loans	62	62	—	—	—
Commercial leases	4	—	—	—	—
Residential mortgage loans	176	164	149	142	143
Home equity	131	104	71	72	75
Indirect secured consumer loans	62	58	61	61	65
Credit card	29	30	29	29	29
Solar energy installation loans	23	26	22	22	26
Other consumer loans	5	5	8	7	7
Total nonaccrual portfolio loans and leases	1,041	960	767	768	853
Repossessed property	10	11	11	12	8
OREO	24	28	19	21	25
Total nonperforming portfolio loans and leases and OREO	1,075	999	797	801	886
Nonaccrual loans held for sale	167	141	70	4	27
Total nonperforming assets	$1,242	$1,140	$867	$805	$913

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$4	$3	$2	$2	$5
Commercial mortgage loans	1	19	—	—	3
Commercial construction loans	—	2	1	—	—
Commercial leases	—	1	—	—	—
Total commercial loans and leases	5	25	3	2	8
Residential mortgage loans(c)	11	7	10	11	8
Credit card	16	17	17	16	18
Other consumer loans	1	—	—	—	—
Total consumer loans	28	24	27	27	26
Total loans and leases 90 days past due (accrual)(b)	$33	$49	$30	$29	$34
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.30%	0.37%	0.40%	1.09%	0.45%
Allowance for credit losses:
As a percent of portfolio loans and leases	1.76%	1.79%	1.96%	1.96%	2.09%
As a percent of nonperforming portfolio loans and leases(a)	303%	328%	314%	314%	300%
As a percent of nonperforming portfolio assets(a)	293%	316%	302%	302%	289%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.58%	0.54%	0.62%	0.62%	0.70%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.60%	0.57%	0.65%	0.65%	0.72%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.69%	0.64%	0.70%	0.65%	0.74%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.
(d) Excludes net charge-offs of $111 million which were taken immediately at the time of acquisition.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” "adjusted total revenue," “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, adjusted total revenue, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	June	March	December	September	June
		2026	2026	2025	2025	2025
	Net interest income	$2,215	$1,934	$1,529	$1,520	$1,495
	Add: Taxable equivalent adjustment	5	5	4	5	5
	Net interest income (FTE) (a)	2,220	1,939	1,533	1,525	1,500

	Net interest income (annualized) (b)	8,884	7,843	6,066	6,030	5,996
	Net interest income (FTE) (annualized) (c)	8,904	7,864	6,082	6,050	6,016

	Interest income	3,372	2,972	2,468	2,519	2,484
	Add: Taxable equivalent adjustment	5	5	4	5	5
	Interest income (FTE)	3,377	2,977	2,472	2,524	2,489
	Interest income (FTE) (annualized) (d)	13,545	12,073	9,807	10,014	9,983

	Interest expense (annualized) (e)	4,641	4,210	3,725	3,963	3,967
	Average interest-earning assets (f)	264,989	237,961	194,144	193,500	192,682
	Average interest-bearing liabilities (g)	190,452	172,326	143,518	143,096	142,913

	Net interest margin (b) / (f)	3.35%	3.30%	3.12%	3.12%	3.11%
	Net interest margin (FTE) (c) / (f)	3.36%	3.30%	3.13%	3.13%	3.12%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.67%	2.63%	2.45%	2.41%	2.40%

	Income before income taxes	$1,036	$207	$912	$837	$808
	Add: Taxable equivalent adjustment	5	5	4	5	5
	Income before income taxes (FTE)	1,041	212	916	842	813

	Net income available to common shareholders	763	128	699	608	591
	Add: Intangible amortization, net of tax	48	34	5	5	5
	Tangible net income available to common shareholders (h)	811	162	704	613	596
	Tangible net income available to common shareholders (annualized) (i)	3,253	657	2,793	2,432	2,391

	Average Bancorp shareholders’ equity	34,260	30,108	21,527	21,216	20,670
Less:	Average preferred stock	(2,182)	(2,040)	(1,770)	(2,112)	(2,116)
	Average goodwill	(9,973)	(8,686)	(4,947)	(4,937)	(4,918)
	Average intangible assets	(1,257)	(841)	(72)	(77)	(79)
	Average tangible common equity, including AOCI (j)	20,848	18,541	14,738	14,090	13,557
Less:	Average AOCI	3,377	3,080	3,137	3,520	3,935
	Average tangible common equity, excluding AOCI (k)	24,225	21,621	17,875	17,610	17,492

	Total Bancorp shareholders’ equity	34,423	34,106	21,724	21,107	21,124
Less:	Preferred stock	(2,182)	(2,182)	(1,770)	(1,770)	(2,116)
	Goodwill	(9,990)	(9,966)	(4,947)	(4,947)	(4,918)
	Intangible assets	(1,253)	(1,233)	(69)	(76)	(75)
	Tangible common equity, including AOCI (l)	20,998	20,725	14,938	14,314	14,015
Less:	AOCI	3,345	3,234	3,110	3,276	3,546
	Tangible common equity, excluding AOCI (m)	24,343	23,959	18,048	17,590	17,561
Add:	Preferred stock	2,182	2,182	1,770	1,770	2,116
	Tangible equity (n)	26,525	26,141	19,818	19,360	19,677

	Total assets	300,122	297,039	214,376	212,903	209,991
Less:	Goodwill	(9,990)	(9,966)	(4,947)	(4,947)	(4,918)
	Intangible assets	(1,253)	(1,233)	(69)	(76)	(75)
	Tangible assets, including AOCI (o)	288,879	285,840	209,360	207,880	204,998
Less:	AOCI, before tax	4,401	4,255	4,092	4,311	4,666
	Tangible assets, excluding AOCI (p)	$293,280	$290,095	$213,452	$212,191	$209,664

	Common shares outstanding (q)	907	906	661	661	668

	Tangible equity (n) / (p)	9.04%	9.01%	9.28%	9.12%	9.39%
	Tangible common equity (excluding AOCI) (m) / (p)	8.30%	8.26%	8.46%	8.29%	8.38%
	Tangible common equity (including AOCI) (l) / (o)	7.27%	7.25%	7.14%	6.89%	6.84%
	Tangible book value per share (including AOCI) (l) / (q)	$23.15	$22.88	$22.60	$21.66	$20.98
	Tangible book value per share (excluding AOCI) (m) / (q)	$26.84	$26.44	$27.30	$26.61	$26.29

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	June	March	June
	2026	2026	2025
Net income (r)	$801	$165	$628
Net income (annualized) (s)	3,213	669	2,519

Adjustments (pre-tax items)
Merger-related charges	203	657	—
Non-qualified deferred compensation expense/(benefit)	30	(9)	16
Securities repositioning losses	10	—	—
Technology-related asset impairments	7	—	—
Severance expense	7	—	15
Interchange litigation matters	2	(8)	1
Merger-related Day 1 ACL build	—	83	—
Other securities (gains)/losses, net	(30)	12	(16)
Adjustments, pre-tax	229	735	16
Applicable income tax expense on adjustments	54	166	4
Adjustments, after-tax (t)(a)(b)	175	569	12

Noninterest income (u)	1,059	895	750
Securities repositioning losses	10	—	—
Interchange litigation matters	1	(8)	1
Merger-related charges	—	22	—
Noninterest income excluding certain item(s)	1,070	909	751
Other securities (gains)/losses, net	(30)	12	(16)
Adjusted noninterest income, excluding certain items and securities losses (v)	1,040	921	735

Noninterest expense (w)	2,109	2,395	1,264
Merger-related charges	(203)	(635)	—
Technology-related asset impairments	(7)	—	—
Severance expense	(7)	—	(15)
Interchange litigation matters	(1)	—	—
Noninterest expense excluding certain item(s)	1,891	1,760	1,249
Non-qualified deferred compensation (expense)/benefit	(30)	9	(16)
Adjusted noninterest expense, excluding certain items and non-qualified deferred compensation (x)	1,861	1,769	1,233

Adjusted net income (r) + (t)	976	734	640
Adjusted net income (annualized) (y)	3,915	2,977	2,567

Adjusted tangible net income available to common shareholders (h) + (t)	986	731	608
Adjusted tangible net income available to common shareholders (annualized) (z)	3,955	2,965	2,439

Average assets (aa)	$297,947	$265,551	$210,554

Return on average tangible common equity (i) / (j)	15.6%	3.5%	17.6%
Return on average tangible common equity excluding AOCI (i) / (k)	13.4%	3.0%	13.7%
Adjusted return on average tangible common equity, including AOCI (z) / (j)	19.0%	16.0%	18.0%
Adjusted return on average tangible common equity, excluding AOCI (z) / (k)	16.3%	13.7%	13.9%

Return on average assets (s) / (aa)	1.08%	0.25%	1.20%
Adjusted return on average assets (y) / (aa)	1.31%	1.12%	1.22%
Efficiency ratio (FTE) (w) / [(a) + (u)]	64.3%	84.5%	56.2%
Adjusted efficiency ratio (x) / [(a) + (v)]	57.1%	61.9%	55.2%
Total revenue (FTE) (a) + (u)	$3,279	$2,834	$2,250
Adjusted total revenue (FTE) (a) + (v)	$3,260	$2,860	$2,235
Pre-provision net revenue (PPNR) (a) + (u) - (w)	$1,170	$439	$986
Adjusted pre-provision net revenue (PPNR) (a) + (v) - (x)	$1,399	$1,091	$1,002
Totals may not foot due to rounding.
(a) Assumes a 24% tax rate.
(b) A portion of the adjustments related to merger-related expenses are not tax-deductible.

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)

For the three months ended June 30, 2026	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$1,115	$1,237	$113	$(245)	$2,220
(Provision for) benefit from credit losses	(25)	(82)	4	(26)	(129)
Net interest income after (provision for) benefit from credit losses	1,090	1,155	117	(271)	2,091
Noninterest income	507	321	186	45	1,059
Noninterest expense	(757)	(860)	(185)	(307)	(2,109)
Income (loss) before income taxes (FTE)(a)	$840	$616	$118	$(533)	$1,041

For the three months ended March 31, 2026	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$878	$1,073	$83	$(95)	$1,939
(Provision for) benefit from credit losses	(158)	(89)	—	20	(227)
Net interest income after (provision for) benefit from credit losses	720	984	83	(75)	1,712
Noninterest income	441	298	164	(8)	895
Noninterest expense	(734)	(810)	(183)	(668)	(2,395)
Income (loss) before income taxes (FTE)(a)	$427	$472	$64	$(751)	$212

For the three months ended December 31, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$581	$1,026	$52	$(126)	$1,533
(Provision for) benefit from credit losses	(46)	(84)	—	11	(119)
Net interest income after (provision for) benefit from credit losses	535	942	52	(115)	1,414
Noninterest income	386	311	111	3	811
Noninterest expense	(476)	(645)	(97)	(91)	(1,309)
Income (loss) before income taxes (FTE)(a)	$445	$608	$66	$(203)	$916

For the three months ended September 30, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$594	$1,082	$55	$(206)	$1,525
(Provision for) benefit from credit losses	(246)	(73)	—	122	(197)
Net interest income after (provision for) benefit from credit losses	348	1,009	55	(84)	1,328
Noninterest income	357	309	109	6	781
Noninterest expense	(454)	(653)	(93)	(67)	(1,267)
Income (loss) before income taxes (FTE)(a)	$251	$665	$71	$(145)	$842

For the three months ended June 30, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$595	$1,085	$57	$(237)	$1,500
(Provision for) benefit from credit losses	(79)	(84)	2	(12)	(173)
Net interest income after (provision for) benefit from credit losses	516	1,001	59	(249)	1,327
Noninterest income	321	293	101	35	750
Noninterest expense	(453)	(646)	(95)	(70)	(1,264)
Income (loss) before income taxes (FTE)(a)	$384	$648	$65	$(284)	$813
(a) Includes taxable equivalent adjustments of $5 million for the three months ended June 30, 2026 and March 31, 2026, $4 million for the three months ended December 31, 2025 and $5 million for the three months ended September 30, 2025 and June 30, 2025.